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                                     ECOLAB
                               MIRROR PENSION PLAN

                         THIRD DECLARATION OF AMENDMENT


Pursuant to Section 1.3 of the Ecolab Mirror Pension Plan (the "Plan") and
Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans which is incorporated into the Plan by reference ("Administrative Document"), the Company amends the Plan as set forth below.

         1. Paragraph 1 of Exhibit A to the Plan is hereby deleted in its entirety and replaced with the following Paragraph:

              "7.5% except as provided in item 4 below and provided that, for purposes of determining the actuarial equivalent value of a lump sum distribution, the interest rate will be 120% of the PBGC immediate interest rate for lump sums in effect on the first day of the Plan Year (i.e., January 1) (1) in which the retirement or other termination of employment is effective if the Mirror Pension Benefit is to commence immediately following such retirement or termination of employment or (2) in which the distribution becomes payable if the payment is to be deferred.

              These interest rate assumptions shall be effective as of January 1, 1998. Notwithstanding the foregoing, for the twelve-month period from January 1, 1998 through December 31, 1998, an Executive's Mirror Pension Benefit (or Mirror Pre-Retirement Pension Benefit) shall be calculated using both the applicable interest rate described above and the interest rate determined pursuant to the terms of the Plan as in effect on December 31, 1997 and the Executive shall receive the larger of the two amounts as his Benefit hereunder.

         2.   This amendment to the Plan shall be effective as of March 1, 1998.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 3rd day of March, 1998.

                                     ECOLAB INC.


                                     By:  /s/ Michael E. Shannon
                                          -------------------------------------
                                          Michael E. Shannon
                                          Chairman of the Board, Chief Financial
                                          and Administrative Officer


Attest:  /s/ Kenneth A. Iverson
         ----------------------------
         Kenneth A. Iverson
         Vice President and Secretary